EXHIBIT 99

For Immediate Release

Company Contacts:                                 ARC Wireless Solutions, Inc.
Randall Marx, Chief Executive Officer             Phone: 303-421-4063
randall.marx@arcwireless.net                      Fax:   303-424-5085
Richard Anderson, Investor Relations              web page: www.arcwireless.net
richard.anderson@arcwireless.net

                   ARC WIRELESS SOLUTIONS NAMES NEW EXECUTIVES

Wheat Ridge, Colorado November 6, 2007 - ARC Wireless Solutions, Inc. (NASDAQ:
ARCW), today announced that it has named Steven C. Olson as President and Todd Schaefer as Vice President of Sales of its Wireless Communications Solutions Division.

         Mr. Olson, who has over 20 years of wireless experience, joined the Company in 2001 as part of the acquisition of certain antenna assets from Ball Corporation. Mr. Olson brings a wealth of diverse experience in the areas of RF Engineering, product knowledge and strategic development. Mr. Schaefer joined the Division as Director of Sales in early 2006 and has proven his ability to further the expansion of our antenna division by developing a solid team of sales and marketing personnel as well as the addition of numerous new domestic and international customers.

         The Company also announced today that Richard Anderson has been named Executive Vice President of ARC Wireless Solutions, Inc. Mr. Anderson, who has been with the Company since 1994, will be directly responsible for corporate development, which will include shareholder liaison and internal compliance.

         "All of these gentlemen understand the vision of the Company and its commitment to its shareholders. We are pleased with their current efforts and look forward to their future contribution to our success," stated Randall P. Marx, Chief Executive Officer.

About ARC Wireless Solutions, Inc.

          ARC Wireless Solutions, Inc. is involved in selective design, manufacturing, marketing and selling of a broad range of wireless components and network products and accessories. The Company develops, manufactures and markets proprietary products, including Wi-Fi (R) and WIMAX panel antennas, mobile GPS, and cellular antennas, as well as base station antennas (for cellphone towers), through its Wireless Communications Solutions Division; it designs, manufactures and distributes cable assemblies for cable, satellite and other markets through its Starworks Wireless Inc. subsidiary; and it negotiates and manages its contract manufacturing relationships through its ARC Wireless Hong Kong Ltd. subsidiary. The Company's products and systems are marketed through the Company's internal sales force, OEMs, reseller distribution channels, retail, and the Internet. ARC Wireless Solutions, Inc., together with its Wireless Communications Solutions Division and its Starworks Wireless Inc. subsidiary, are headquartered in Wheat Ridge, Colorado. The Company's Hong Kong subsidiary is located in Kowloon, Hong Kong. For more information about the Company and its products, please visit our web sites at www.arcwireless.net, www.antennas.com,
                                        -------------------  ----------------
www.starworkswireless.com and www.arcwirelesshk.net
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         This is not a solicitation to buy or sell securities and does not purport to be an analysis of the Company's financial position. This Release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934. Although the Company believes that the expectations reflected in the forward-looking statements and assumptions upon which forward-looking statements are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. See the Company's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K for additional statements concerning important factors, such as demand for products, manufacturing costs, and competition, and the Company's ability to successfully utilize its cash, that could cause actual results to differ materially from the Company's expectations. The Company does not intend (and is not obligated) to update publicly any forward-looking statements.